CSFB 05-10

Group 7

Pay rules

1.

Concurrently:

a.

32.3654446667% to the 7PT1 until retire

b.

67.6345553333% allocated as follows:

i.

Pay the NAS priority Amount to the 7N1 until retired

ii.

Pay according to the PAC schedule to the 7P1 until retired

iii.

Pay according to the Aggregate TAC A as follows:

1.

Pay according to TAC B to the 5A1 until retired

2.

Pay the 5A3 until retired

3.

Pay disregarding the TAC B to the 5A1 until retired

iv.

Pay the 5A5 until retired

v.

Pay disregarding the Aggregate TAC A as follows:

1.

Pay according to TAC B to the 5A1 until retired

2.

Pay the 5A3 until retired

3.

Pay disregarding the TAC B to the 5A1 until retired

vi.

Pay disregarding the PAC schedule to the 7P1 until retired

vii.

Pay the 7L1 until retired

viii.

Pay the 7N1 until retired

Notes

5A5 accrual amount:

1.

Pay the Aggregate TAC A as described in step 1biii above

2.

Pay the 5A5 until retired

Pxing Speed = 100 PPC (8 TO 24 CPR OVER 12 MONTHS, 24 CPR THERAFTER)

NAS bonds =  7N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 7N1 Balance/Total Non-PO Balance

Floater Bonds:

5A1 – 0 day delay, 1ML + .70%, 5.5% cap, .70% floor

Inverse IO Bonds:

5A2 – 0 day delay , 4.80% - 1 ML, 4.80% cap, 0% floor

Settlement = 10/31/05